UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2013

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 annual general meeting of the shareholders of Noble Corporation, a Swiss corporation (the “Company”), was held on April 26, 2013. Matters voted on at the annual general meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The following individuals were elected to the Company’s Board of Directors for a three-year term that will expire in 2016:

Nominee	For	Withhold	Broker Non-Votes
Michael A. Cawley	187,621,651	5,438,739	17,796,267
Gordon T. Hall	189,683,643	3,376,747	17,796,267
Ashley Almanza	190,809,244	2,251,146	17,796,267

(2)	Proposal 2: The proposal to approve the 2012 Annual Report, the consolidated financial statements of the Company for fiscal year 2012 and the statutory financial statements of the Company for fiscal year 2012 was approved.

For	Against	Abstain	Broker Non-Votes
209,890,064	195,309	649,987	121,297

(3)	Proposal 3: The proposal to distribute a dividend payment funded from capital contribution reserve was approved.

For	Against	Abstain	Broker Non-Votes
210,210,198	95,034	434,922	116,503

(4)	Proposal 4: The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013 and to elect PricewaterhouseCoopers AG as the Company’s statutory auditor for a one-year term was approved.

For	Against	Abstain	Broker Non-Votes
207,544,685	2,823,751	488,221	0

(5)	Proposal 5: The proposal to discharge the members of the Board of Directors and the executive officers under Swiss law for fiscal year 2012 was approved.

For	Against	Abstain	Broker Non-Votes
184,535,426	5,166,786	972,908	20,181,537

(6)	Proposal 6: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved.

For	Against	Abstain	Broker Non-Votes
180,843,902	10,744,358	1,466,522	17,801,875

(7)	Proposal 7: The proposal to extend the authority of the Board of Directors to issue authorized share capital was approved.

For	Against	Abstain	Broker Non-Votes
204,912,043	5,176,065	646,844	121,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013

NOBLE CORPORATION

By:	/s/ Julie J. Robertson
Julie J. Robertson
Executive Vice President and Corporate Secretary